UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
October 7, 2015

Commission File Number:  001-34269

SHARPS COMPLIANCE CORP.
(Exact name of registrant as specified in its charter)

Delaware	74-2657168
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9220 Kirby Drive, Suite 500, Houston, Texas	77054
(Address of principal executive offices)	(Zip Code)

(713) 432-0300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 7, 2015, Sharps Compliance, Inc. (a wholly-owned subsidiary of Sharps Compliance Corp., herein referred to as the “Company”) and Alpha Bio-Med Services LLC (a wholly-owned subsidiary of Sharps Compliance, Inc.) executed a commercial lease agreement for a 40,000 square feet facility to be used by the Company to facilitate growth.

The term of the Lease Agreement is sixty (60) months from the commencement date and includes two five (5) year renewal options.

A deposit of $30,000 was paid upon execution of the Lease Agreement which will be applied as rent upon commencement of the Lease Agreement. A security deposit of $22,789.74 will be required at commencement. Base rent payments upon execution of the Lease Agreement are:

•	$0 for the first three (3) months;
•	$3,666.65 per month for months four (4) through nine (9); and
•	$7,333.33 thereafter, subject to a three percent (3%) annual escalation after the first two (2) years and five percent (5%) annual escalation during any renewal periods.

In addition to the base rent, the Company is also responsible for its share of operating expenses (common area maintenance, taxes, insurance, etc.) that are estimated at $4,061.54 per month (payable beginning with month four (4)).

There is no material relationship between the Company, or any of its affiliates, and the landlord, or any of its affiliates, other than the contractual relationship under the corresponding lease agreements.

The description of the above noted lease is qualified in its entirety by reference to the agreement filed as Exhibit 10.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Lease Agreement dated as October 7, 2015, between Sharps Compliance, Inc. and the Landlord.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REGISTRANT:

Dated: October 9, 2015	Sharps Compliance Corp.
By: /s/ DIANA P. DIAZ
Vice President and Chief Financial Officer

Index to Exhibits

10.1	Lease Agreement dated as October 7, 2015, between Sharps Compliance, Inc. and the Landlord.